Exhibit 10.1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of January 26, 2010 (this “First Supplemental Indenture”), by and between SUN MICROSYSTEMS, INC., a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture dated as of January 26, 2007 (the “Indenture”), between the Company and the Trustee, the Company issued $350,000,000 aggregate principal amount of 0.625% Convertible Senior Notes due 2012 (the “Notes”).

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of April 19, 2009 (the “Merger Agreement”), among the Company, Oracle Corporation, a Delaware corporation (“Parent”), and Soda Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation of the merger and as a wholly-owned subsidiary of Parent (the “Merger”).

WHEREAS, pursuant to the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”), other than shares held by any Company stockholders who properly exercised appraisal rights with respect thereto in accordance with Section 262 of the Delaware General Corporation Law and shares owned by the Company as treasury stock or by Parent or any subsidiary of either the Company or Parent, was converted into the right to receive $9.50 in cash, without interest.

WHEREAS, pursuant to Section 10.12 of the Indenture, as a result of the Merger, the Company is required to execute and deliver to the Trustee a supplemental indenture.

WHEREAS, immediately prior to the Effective Time, each $1,000 in principal amount of the Notes was convertible into 34.66205 shares of Company Common Stock.

WHEREAS, by operation of Article Ten of the Indenture, from and after the Effective Time, each $1,000 in principal amount of Notes is, at the option of the holder, convertible into the right to receive a cash payment of $329.29 from the Company.

WHEREAS, Section 9.01 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Noteholder to, among other things, comply with Section 10.12 of the Indenture.

WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to this First Supplemental Indenture.

NOW THEREFORE, the Company and the Trustee hereby deliver this First Supplemental Indenture as follows:

ARTICLE I.

TERMS

SECTION 1.01. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

ARTICLE II.

EFFECT OF MERGER

SECTION 2.01. Conversion Right. Pursuant to Section 10.12 of the Indenture, as a result of the Merger, each $1000 in principal amount of Notes is, from and after the Effective Time, convertible in accordance with the terms of the Indenture into the right to receive a cash payment of $329.29.

ARTICLE III.

ACCEPTANCE OF FIRST SUPPLEMENTAL INDENTURE

SECTION 3.01. Trustee’s Acceptance. The Trustee hereby accepts this First Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE IV.

MISCELLANEOUS PROVISIONS

SECTION 4.01. Effectiveness of First Supplemental Indenture. This First Supplemental Indenture shall become effective as of the Effective Time.

SECTION 4.02. Effect of First Supplemental Indenture. Upon the execution an delivery of this First Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented and amended in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

SECTION 4.03. Indenture Remains in Full Force and Effect. Except as supplemented or amended hereby, all other provisions in the Indenture and the Notes, to the extent not inconsistent with the terms and provisions of this First Supplemental Indenture, shall remain in full force and effect.

SECTION 4.04. Incorporation of Indenture. All the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

SECTION 4.05. Headings. The headings of the Articles and Sections of this First Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.

SECTION 4.06. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 4.07. Confirmation and Preservation of Indenture. The Indenture as supplemented and amended by this First Supplemental Indenture is in all respects confirmed and preserved.

SECTION 4.08. Conflict with Trust Indenture Act. If any provision of this First Supplemental Indenture limits, qualified or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this First Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

SECTION 4.09. Successors. All covenants and agreements in this First Supplemental Indenture by the Company shall be binding upon and accrue to the benefit of their respective successors. All covenants and agreements in this First Supplemental Indenture by the Trustee shall be binding upon and accrue to the benefit of its successors.

SECTION 4.10. Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.11. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders, any benefit of any legal or equitable right, remedy or claim under this First Supplemental Indenture, the Indenture or the Notes.

SECTION 4.12. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 4.13. Certain Duties and Responsibility of the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided, and the Trustee shall not be under any responsibility to determine the correctness of any provisions contained in this First Supplemental Indenture relating to the amount of cash receivable by Holders upon conversion of their Notes.

SECTION 4.14. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS FIRST SUPPLEMENTAL INDENTURE.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

SUN MICROSYSTEMS, INC., as Issuer

By:	/s/ Brady Mickelsen
Name:	Brady Mickelsen
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paula Oswald
Name:	Paula Oswald
Title:	Vice President